Exhibit 99.1

Pacific Energy Development Announces Initial Production Rate of Third Niobrara Well

DANVILLE, Calif., March 7, 2013 /BusinessWire/ -- PEDEVCO Corp., d/b/a Pacific Energy Development (OTCBB:PEDO) (the "Company"), announced today that its third horizontal well, the Logan 2H well, located in Weld County, Colorado, has tested at an initial production rate of 522 bopd and 360 mcfgpd (585 boepd) from the Niobrara “B” Bench target zone.  The well is operated by the Company’s joint venture partner, Condor Energy Technology LLC (“Condor”).  Condor spudded the Logan 2H well on November 30, 2012 and drilled to 12,911 feet measured depth (6,112 true vertical foot depth) in nine days.  The 6,350 foot lateral section was completed in 25 stages by Halliburton on January 21, 2013.

Condor’s first two horizontal wells in Weld County, Colorado, the FFT2H well completed in July 2012 and the Waves 1H well completed in February 2013, tested at initial production rates of 437 boepd and 588 boepd, respectively, from the Niobrara “B” Bench target zone.

Frank C. Ingriselli, the Company's President and CEO commented, "We are very pleased that our most recent Waves 1H and Logan 2H horizontal wells in the Niobrara have been successfully completed, were each under AFE budget and are now on production.  We look forward to further execution of our 2013 development program and continuing to drive down our drilling and completion costs, optimize our completion operations, and maximize production and resource recovery."

For more information on the Company, please visit the Company's corporate website at www.pacificenergydevelopment.com.

About PEDEVCO Corp. (d/b/a Pacific Energy Development)

PEDEVCO Corp., d/b/a Pacific Energy Development (OTCBB: PEDO) is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Pacific Rim countries. The Company's producing assets include its Niobrara asset located in the DJ Basin in Colorado, the Eagle Ford asset in McMullen County, Texas, and North Sugar Valley Field located in Matagorda County, Texas. The Company is headquartered in Danville, California, and also has an office in Beijing, China.

This press release includes “forward-looking statements” which are subject to a number of risks and uncertainties, many of which are beyond our control.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by PEDEVCO on its website or otherwise. PEDEVCO does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at PEDEVCO, Attn: Investor Relations, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, or from the SEC’s website at www.sec.gov.

CONTACT: Media Contact:
Pacific Energy Development
Bonnie Tang, 1-855-733-3826 ext 21
PR@pacificenergydevelopment.com
or
Investor Relations Contact:
Liviakis Financial Communications, Inc.
415-389-4670
john@liviakis.com